POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint each of Mark J. Isaacson, Philip E. Bauer and Shawna L. Anderson my true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution for me and in my name, place and stead, to:

1.
execute for me and on my behalf, in my capacity as an officer, director and/or 10% shareholder of The Mosaic Company, Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the United States Securities and Exchange Commission (‘SEC”);

2.
do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, complete and execute any amendment or amendments thereto and timely file such form or report with the SEC and any stock exchange or similar authority; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is The Mosaic Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities of The Mosaic Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact named above and shall supersede and all other previous and prior powers of attorney granted by me in my capacity as an officer, director and/or 10% shareholder of The Mosaic Company and relating to my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, if any, all of which are hereby deemed to be revoked .

IN WITNESS WHEREOF, I have signed this Power of Attorney on May 13, 2015.

/s/William R. Graber
Signature

William R. Graber
Printed Name